Exhibit 10(u)

                   			   SUBORDINATION AGREEMENT

   	THIS SUBORDINATION AGREEMENT, dated as of August 3, 1993, made effective as of June 1, 1993, executed and delivered by KOGER PROPERTIES, INC., a Florida corporation.

                    			    W I T N E S S E T H:

   	WHEREAS, the Koger Partnership, Ltd. ("TKP") is a Florida limited partnership in which Koger Properties, Inc., a Florida corporation ("KPI"), serves as the Managing General Partner; and

   	WHEREAS, on September 25, 1991, each of TKP and KPI filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. sections 101 et. seq. (the "Bankruptcy Cases"); and

   	WHEREAS, TKP's Third Amended and Restated Plan of Reorganization, dated as of October 28, 1992 (the "Plan"), requires that TKP execute and deliver a certain promissory note, dated June 1, 1993, in the original principal amount of $30,961,436.42, to the order of KPI (the "Restructured KPI Note"); and

   	WHEREAS, the Plan further requires KPI to agree to subordinate its rights of payment in respect of the indebtedness under the Restructured KPI Note to certain other indebtedness to be incurred by TKP under the Plan;

   	NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt, adequacy and sufficiency of which we hereby acknowledged, KPI hereby agrees as follows:

   	1. For purposes of this Subordination Agreement, the terms set forth below shall have the indicated meanings:

   		Confirmation Loan Agreement: That certain Confirmation Loan Agreement, effective as of June 1, 1993, between the Maker, American Security Bank, N.A. (individually and as administrative agent), Barnett Banks, Inc., First Union National Bank of Florida, Wachovia Bank of North Carolina, N.A. (collectively, the "Banks"), and (for limited purposes) KPI.

   		Indebtedness: All obligations of any Person, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the Person's balance sheet as liabilities, including in any event and whether or not so classified:
	(a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the Person to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit and (d) the discounted future rental obligations of the Person under all leases, including, but not limited to capital leases.

   		New Secured Notes: The 9% Junior Secured Notes due 2000 of TKP issued under that certain Indenture, effective as of June 1, 1993, between TKP, as issuer, and Bankers Trust Company, as Trustee.

   		Plan: That certain "Third Amended and Restated Plan of Reorganization of The Koger Partnership, Ltd.", dated as of October 28, 1992, as confirmed by Order entered on March 24, 1993 of the United States Bankruptcy Court, Middle District of Florida, Tampa Division, filed in Chapter 11 Case No. 91-12293-8P1.

   		Senior Indebtedness: Senior Debt shall mean, in the aggregate, all Indebtedness of the Maker arising under the following as initially outstanding: (i) the Confirmation Loan Agreement; (ii) the Restructured Mortgage Notes executed and delivered by the Maker in accordance with the terms of the Plan; (iii) the Restructured Secured Notes executed and delivered by the Maker in accordance with the terms of the Plan;
	(iv) Tax Claims; (v) the New Secured Notes; and (vi) all mortgages, pledges, security interest, liens, charges or other encumbrances securing any of the foregoing Indebtedness.

   		Tax Claims: Indebtedness incurred by TKP under the Plan in respect of claims against TKP arising prior to the Bankruptcy Cases for taxes owed by TKP.

   	2. KPI agrees to subordinate on the terms and to the extent set forth herein the payment of principal, interest, fees, and all other indebtedness due KPI pursuant to the terms of the Restructured KPI Note (collectively, the "Subordinated Indebtedness") to the payment of principal, premium and interest, if any, and all other amounts due and owing on the Senior Indebtedness (as hereinafter defined).

   	3. KPI further agrees that upon any distribution of the assets or readjustment of indebtedness of TKP, whether by reason of liquidation, dissolution, bankruptcy, reorganization, receivership or any other action or proceedings involving the readjustment of all or any of the Subordinated Indebtedness, or the application of assets of TKP to the payment or liquidation thereof, the holders of the Senior Indebtedness, as the case may be, shall be entitled to receive payment in full of the principal and interest then due and owing, if any, on any and all Senior Indebtedness prior to the payment of any Subordinated Indebtedness.

   	4. Without affecting the rights hereunder of the holders of the Senior Indebtedness, as the case may be, KPI further agrees and consents:
(a) to waive, and does hereby waive, any and all notice of the creation, modification, renewal, extension or accrual of any of the Senior Indebtedness, present or future, of Senior Indebtedness in whole or in part, by any holder, as the case may be, or of the reliance by them on this Subordination
Agreement at any time(s); (b) that without further notice to, or further assent by, KPI, the liability of TKP under the Senior Indebtedness may, from time to time, in whole or in part, be renewed, extended or modified by the agreement of the appropriate representatives of TKP or may be compromised or released by the holder of Senior Indebtedness, as the case may be, as they deem advisable; and (c) that any collateral for, and/or lien(s) securing, the Senior Indebtedness, if any, or any part of them, may, from time to time, in whole or in part, be exchanged, sold or surrendered by the holder of Senior Indebtedness, as the case may be, as they deem advisable.

   	5. KPI further agrees that the Restructured KPI Note, and any substitution or replacement thereof, shall contain a specific statement therein or legend thereon that the indebtedness thereby evidenced is subject to the provisions of this Subordination Agreement.

   	6. KPI further agrees that no waiver shall be deemed to have been made by any holder of Senior Indebtedness as the case may be, of any of their rights hereunder unless the same shall be in writing and duly signed and authorized by appropriate officers of the respective holder, as the case may be, and each waiver, if any, shall be a waiver only in respect of the specific instance involved and shall in no way impair the rights of the respective holder, as the case may be, in any other respect at any time.

   	7. KPI further agrees, no executory agreement shall be effective to change or modify or discharge, in whole or in part, this Subordination Agreement, unless such executory agreement is in writing and duly signed by each and every holder of obligations of TKP constituting Senior Indebtedness.

   	8. This Subordination Agreement shall remain in full force and effect so long as TKP remains indebted or liable, directly or indirectly, under any of the Senior Indebtedness.

   	9. The use of terms in the singular or plural will be regarded as singular or plural as the text requires.

  	10. This Agreement shall be binding upon KPI and the respective legal representatives, successors and assigns thereof, and shall be governed by and construed in accordance with the laws of the State of Florida.

                                 					SIGNATURE OF SUBORDINATOR

                                      						KOGER PROPERTIES, INC.

                                      						By Jack H. Chambers
                                      						   Title: President

STATE OF FLORIDA                )
                            				)  SS:
COUNTY OF DUVAL                 )

   	The foregoing instrument was acknowledged before me this 3rd day of August, 1993, by Jack H. Chambers as President of Koger Properties, Inc. a Florida corporation on behalf of Koger Properties, Inc. He personally appeared before me, is personally known to me and did not take an oath.

                                           	Notary : Sue J. Wakeman
(NOTARIAL SEAL)                             Print Name: Sue J. Wakeman
                                           	Notary Public, State of Florida
                                           	My commission expires: June 4, 1996